Yum!

KFC

Pizza Hut

TACO BELL

Habit
BURGER & GRILL

NEWS

Yum! Brands Reports Second-Quarter Results
Taco Bell Same-Store Sales Growth 7%; KFC Unit Growth 7%;
Digital System Sales Mix Excluding Pizza Hut Exceeded 60%

Louisville, KY (July 30, 2026) - Yum! Brands, Inc. (NYSE: YUM) today reported results for the second quarter ended June 30, 2026. Second-quarter GAAP EPS was $3.08 and second-quarter EPS excluding Special Items was $1.62.

CHRIS TURNER COMMENTS
Chris Turner, CEO, said “We delivered another strong quarter with robust same-store sales and restaurant-level margin performance. We also reached separate definitive agreements with two exceptional buyers for the Pizza Hut business, bringing our strategic review process to a close. Yum! will enter its next chapter as a more focused organization positioned to accelerate growth. As we continue to Raise the B.A.R., our priorities are to deepen consumer relevance, improve restaurant economics, bring the benefits of Byte by Yum! to more of our system and allocate capital in a way that creates sustained shareholder value. Our message is straightforward: Yum! is built for dependable growth, disciplined execution and long-term value creation.”

STRATEGIC ANNOUNCEMENTS
•On June 15th, KFC launched its next chapter on the journey to set the standard for the modern chicken QSR. This involves a refreshed brand identity and a menu revamp that is centered around boneless chicken, beverages and crave-worthy sauces. KFC is bringing consumers a more flavor-forward experience built to unlock flavor exploration, personalization and craveability while giving fans more ways to customize to make the menu their own. KFC's aspiration is to have core elements of its strategy live across its Top 20 markets by the end of 2027.
•On June 16th, Yum! entered into two definitive agreements to sell Pizza Hut. Pizza Hut, excluding Mainland China, will be acquired by LongRange Capital, a private equity firm with a consumer-centric and operationally oriented approach, and Pizza Hut in Mainland China will be acquired by Yum China, which will remain Yum!'s master franchisee for KFC and Taco Bell in Mainland China. The sale provides the strongest path to maximize shareholder value while providing Pizza Hut an ownership structure tailored to its distinct markets, competitive strengths and long-term priorities.

SECOND-QUARTER HIGHLIGHTS
•Worldwide system sales grew 5%, excluding foreign currency translation.
•Unit count increased 5% including 1,053 gross new units in the quarter.
•GAAP Operating Profit grew 5% and Core Operating Profit grew 5%.
•Foreign currency translation favorably impacted divisional operating profit by $16 million.
•Excluding Pizza Hut, digital system sales approached $9 billion, with digital mix exceeding 60%.
•Excluding Pizza Hut, system sales grew 7% excluding foreign currency translation, unit count grew 6%, same-store sales grew 4% and Core Operating Profit grew 8%.

Reported Results	% Change
	System Sales Ex F/X	Same-Store Sales	Units	GAAP Operating Profit	Core Operating Profit[1]
KFC Division	+6	+2	+7	+13	+9
Taco Bell Division	+9	+7	+3	+19	+19
Pizza Hut Division	(2)	(1)	+1	(12)	(14)
Worldwide	+5	+3	+5	+5	+5

	Second-Quarter			Year-to-Date
	2026	2025	% Change	2026	2025	% Change
GAAP EPS	$3.08	$1.33	+131	$4.62	$2.23	+107
Less Special Items EPS[1]	$1.46	$(0.11)	NM	$1.50	$(0.51)	NM
EPS Excluding Special Items	$1.62	$1.44	+12	$3.12	$2.74	+14

1 See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Core Operating Profit and Special Items.
All comparisons are versus the same period a year ago.
System sales growth figures exclude foreign currency translation ("F/X") and core operating profit growth figures exclude F/X and Special Items. Special Items are not allocated to any segment and therefore only impact worldwide GAAP results. See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further details.
Digital system sales includes all transactions at system restaurants where consumers utilize ordering interaction that is primarily facilitated by automated technology.
Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213 • P: 502 874-8300 • investors.yum.com

KFC DIVISION

	Second-Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2026	2025	Reported	Ex F/X	2026	2025	Reported	Ex F/X
Restaurants	34,747	32,369	+7	N/A	34,747	32,369	+7	N/A
System Sales ($MM)	9,566	8,721	+10	+6	18,894	17,061	+11	+6
Same-Store Sales Growth (%)	+2	+2	NM	NM	+2	+2	NM	NM
Franchise and Property Revenues ($MM)	477	437	+9	+6	938	844	+11	+7
Operating Profit ($MM)	410	363	+13	+9	793	694	+14	+9
Operating Margin (%)	44.3	42.7	+1.6	+1.6	44.0	42.8	+1.2	+1.2

•KFC Division opened 660 gross new restaurants across 55 countries.
•Company-owned restaurant margins were 12.0%, down 10 basis points year-over-year.
•Foreign currency translation favorably impacted operating profit by $14 million.

KFC Markets[1]	Percent of KFC System Sales[2]	System Sales Growth Ex F/X
		Second-Quarter (% Change)	Year-to-Date (% Change)
China	26%	+6	+6
Europe	13%	Even	+1
United States	12%	(2)	(2)
Asia	12%	+10	+10
Latin America	8%	+10	+11
Australia	7%	+5	+4
United Kingdom	7%	+10	+9
Middle East / Turkey / North Africa	6%	+20	+19
Africa	5%	+6	+7
Canada	2%	(1)	(1)
India	2%	+16	+16
1Refer to investors.yum.com/financial-information/financial-reports/ for a list of the countries within each of the markets.
2Reflects Full Year 2025.

Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213 • P: 502 874-8300 • investors.yum.com

TACO BELL DIVISION

	Second-Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2026	2025	Reported	Ex F/X	2026	2025	Reported	Ex F/X
Restaurants	9,046	8,756	+3	N/A	9,046	8,756	+3	N/A
System Sales ($MM)	4,677	4,275	+9	+9	9,071	8,255	+10	+10
Same-Store Sales Growth (%)	+7	+4	NM	NM	+8	+6	NM	NM
Franchise and Property Revenues ($MM)	271	248	+9	+9	522	482	+8	+8
Operating Profit ($MM)	311	262	+19	+19	591	502	+18	+18
Operating Margin (%)	36.4	36.8	(0.4)	(0.4)	35.8	36.7	(0.9)	(0.9)

•Taco Bell Division opened 54 gross new restaurants across 15 countries.
•Taco Bell U.S. system sales grew 9% and same-store sales grew 7%. U.S. company-owned restaurant margins were 26.2%.
•Taco Bell International system sales excluding foreign currency translation grew 13% and same-store sales grew 5%.

PIZZA HUT DIVISION

	Second-Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2026	2025	Reported	Ex F/X	2026	2025	Reported	Ex F/X
Restaurants	19,985	19,768	+1	N/A	19,985	19,768	+1	N/A
System Sales ($MM)	3,108	3,116	Even	(2)	6,223	6,144	+1	(1)
Same-Store Sales Growth (%)	(1)	(1)	NM	NM	(1)	(1)	NM	NM
Franchise and Property Revenues ($MM)	143	147	(3)	(4)	285	290	(2)	(3)
Operating Profit ($MM)	70	80	(12)	(14)	135	155	(13)	(15)
Operating Margin (%)	27.6	33.5	(5.9)	(6.3)	26.5	32.9	(6.4)	(6.7)

•Pizza Hut Division opened 333 gross new restaurants across 33 countries.
•Foreign currency translation favorably impacted operating profit by $2 million.

	Second-Quarter (% Change)		Year-to-Date (% Change)
	International	U.S.	International	U.S.
System Sales Growth Ex F/X	Even	(5)	+2	(6)
Same-Store Sales Growth	(1)	(2)	+1	(3)

Pizza Hut Markets[1]	Percent of Pizza Hut System Sales[2]	System Sales Growth Ex F/X
		Second-Quarter (% Change)	Year-to-Date (% Change)
United States	40%	(5)	(6)
China	19%	+4	+6
Asia	13%	(1)	+3
Europe	12%	(11)	(9)
Latin America	7%	+4	+6
Middle East / Africa	4%	+6	+8
Canada	3%	+3	Even
India	2%	+5	+3
1Refer to investors.yum.com/financial-information/financial-reports/ for a list of the countries within each of the markets.
2Reflects Full Year 2025.

HABIT BURGER & GRILL DIVISION

•Habit Burger & Grill Division opened 6 gross new restaurants.
•Habit Burger & Grill Division system sales grew 7% and same-store sales grew 3%.

OTHER ITEMS
•See reconciliation of Non-GAAP Measurements to GAAP results within this release for further detail of Special Items by financial statement line item including the impact of Special Items on General and administrative expenses.
•Disclosures pertaining to outstanding debt in our Restricted Group capital structure will be provided at the time of the filing of the second-quarter Form 10-Q.

LONG-TERM GROWTH ALGORITHM
•The Company targets the following long-term financial performance metrics, first announced in 2022, that it believes it can achieve over an extended period of time, on average:
•5% Unit Growth
•7% System Sales Growth, excluding F/X; and
•At least 8% Core Operating Profit Growth1

1At this time, we are unable to forecast any Special Items or any impact from changes in F/X rates, and therefore cannot provide an estimate of Operating Profit Growth on a GAAP basis.

CONFERENCE CALL
Yum! Brands, Inc. will host a conference call to review the company's financial performance and strategies at 8:15 a.m. Eastern Time July 30, 2026. The number is 800/715-9871 for North America callers and +1/646-307-1963 for international callers, conference ID 8719077.

The call will be available for playback beginning at 10:00 a.m. Eastern Time July 30, 2026 through August 6, 2026. To access the playback, dial +1/800-770-2030 in North America and +1/609-800-9909 for all international callers, conference ID 8719077.

The webcast and the playback can be accessed by visiting Yum! Brands' website, investors.yum.com/events-and-presentations and selecting “Q2 2026 Yum! Brands, Inc. Earnings Call.”
ADDITIONAL INFORMATION ONLINE
Quarter-end dates for each division, restaurant count details, definitions of terms and Restricted Group financial information are available at investors.yum.com. Reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures are included in our Condensed Consolidated Summary of Results.
FORWARD-LOOKING STATEMENTS
This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on and reflect our current expectations, estimates, assumptions and/ or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections, including with respect to the future earnings and performance or capital structure of Yum! Brands, will prove to be correct or that any of our expectations, estimates or projections will be achieved.

Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: food safety and food- or beverage-borne illness concerns, including the impact of the July 2026 cyclospora outbreak; the impact of such outbreak on sales and pace of recovery; adverse impacts of public health conditions or other catastrophic or unforeseen events; the success and financial stability of our concepts’ franchisees; the success of our development strategy; anticipated benefits from past or potential future acquisitions, investments, other strategic transactions or initiatives, or our portfolio business model; the possibility that the sale of the Pizza Hut business will not close within the anticipated timeframe, or at all, or that we may not be able to realize the anticipated benefits of the sale of the Pizza Hut business; our significant exposure to the Chinese market; our global operations and related exposure to geopolitical instability, including the expansion or threatened expansion of restrictive trade policies and increasing anti-American sentiment; foreign currency risks and foreign exchange controls; our ability to protect the integrity or availability of IT systems or the security of confidential information and other cybersecurity risks; compliance with data privacy, data protection and emerging technology legal requirements; our ability to successfully and securely implement technology initiatives, including utilization of artificial intelligence; our increasing dependence on digital commerce and delivery platforms; the impact of social media; our ability to protect our trademarks or other intellectual property; shortages or interruptions in the availability and the delivery of food, equipment and other supplies; the loss of key personnel or failure to successfully transition senior management, labor shortages and increased labor costs, including as a result of state and local legislation related to wages and working conditions; changes in food prices and other operating costs; our corporate reputation, the value and perception of our brands and changes in consumer preferences such as wellness trends; evolving expectations and requirements with respect to social and environmental sustainability matters; adverse effects of severe weather and climate change; pending or future litigation and legal claims or proceedings; changes in, or non-compliance with, legal requirements; tax matters, including changes in tax rates or laws, impositions of new taxes, tax implications of our restructurings, or disagreements with taxing authorities; changes in consumer discretionary spending and macroeconomic conditions, including inflationary pressures and interest rate conditions; competition within the retail food industry; and risks relating to our level of indebtedness. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. The forward-looking statements included in this announcement are only made as of the date of this announcement and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances.

You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q) for additional detail about factors that could affect our financial and other results.

Yum! Brands, Inc., and its subsidiaries franchise or operate more than 64,000 restaurants in 157 countries and territories under its iconic brands — KFC, Taco Bell, Pizza Hut and Habit Burger & Grill. KFC, Taco Bell and Pizza Hut are global leaders in the chicken, Mexican-inspired food and pizza categories, respectively. Habit is a fast-casual concept known for fresh, cooked-to-order food. Fueled by Yum!’s Recipe for Good Growth, KFC, Taco Bell and Pizza Hut led Entrepreneur's 2026 Franchise 500 rankings and its Top Global Franchises 2025 list. In 2026, Yum!’s unrivaled culture and talent led it to be named one of TIME magazine’s list of Best Companies for Future Leaders for the third consecutive year.

Analysts are invited to contact:
Matt Morris, Head of Investor Relations at 888/298-6986
Members of the media are invited to contact:
Lori Eberenz, Director, Public Relations, at 502/874-8200

YUM! Brands, Inc.
Condensed Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	6/30/26	6/30/25	B/(W)	6/30/26	6/30/25	B/(W)
Revenues
Company sales	$837	$669	25	$1,622	$1,277	27
Franchise and property revenues	895	835	7	1,751	1,620	8
Franchise contributions for advertising and other services	438	428	2	856	823	4
Total revenues	2,169	1,933	12	4,228	3,720	14

Costs and Expenses, Net
Company restaurant expenses	700	560	(25)	1,378	1,081	(27)
General and administrative expenses	324	302	(7)	646	604	(7)
Franchise and property expenses	41	39	(6)	85	73	(16)
Franchise advertising and other services expense	444	428	(4)	863	824	(5)
Refranchising (gain) loss	(1)	(11)	(88)	(2)	(16)	(85)
Other (income) expense	6	(7)	NM	(39)	(15)	NM
Total costs and expenses, net	1,514	1,311	(16)	2,930	2,550	(15)

Operating Profit	655	622	5	1,299	1,170	11
Investment (income) expense, net	(6)	—	NM	(6)	(1)	NM
Other pension (income) expense	—	(1)	(93)	—	(1)	(74)
Interest expense, net	128	123	(4)	257	243	(6)
Income before income taxes	533	499	7	1,049	929	13
Income tax (benefit) provision	(320)	125	356	(236)	301	178
Net Income	$853	$374	128	$1,285	$628	105

Basic EPS
EPS	$3.10	$1.34	131	$4.65	$2.25	107
Average shares outstanding	275	279	1	276	279	1

Diluted EPS
EPS	$3.08	$1.33	131	$4.62	$2.23	107
Average shares outstanding	277	281	1	278	282	1

Dividends declared per common share	$0.75	$0.71		$1.50	$1.42

See accompanying notes.

YUM! Brands, Inc.
KFC DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	6/30/26	6/30/25	B/(W)	6/30/26	6/30/25	B/(W)

Company sales	$275	$245	12	$530	$461	15
Franchise and property revenues	477	437	9	938	844	11
Franchise contributions for advertising and other services	172	167	3	334	316	6
Total revenues	924	849	9	1,802	1,622	11

Company restaurant expenses	242	216	(12)	471	411	(14)
General and administrative expenses	88	89	1	174	169	(3)
Franchise and property expenses	18	20	12	37	36	(1)
Franchise advertising and other services expense	169	162	(4)	329	311	(6)
Other (income) expense	(2)	—	NM	(2)	—	NM
Total costs and expenses, net	514	487	(6)	1,010	928	(9)
Operating Profit	$410	$363	13	$793	$694	14

Company restaurant margin %[1]	12.0%	12.1%	(0.1) ppts.	11.2%	10.8%	0.4 ppts.

Operating margin	44.3%	42.7%	1.6 ppts.	44.0%	42.8%	1.2 ppts.

See accompanying notes.

1See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
TACO BELL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	6/30/26	6/30/25	B/(W)	6/30/26	6/30/25	B/(W)

Company sales	$396	$287	38	$768	$550	40
Franchise and property revenues	271	248	9	522	482	8
Franchise contributions for advertising and other services	185	176	5	360	336	7
Total revenues	853	711	20	1,650	1,368	21

Company restaurant expenses	294	217	(35)	578	421	(37)
General and administrative expenses	53	49	(8)	106	98	(8)
Franchise and property expenses	9	7	(24)	15	13	(13)
Franchise advertising and other services expense	187	176	(7)	361	333	(8)
Other (income) expense	(1)	—	NM	—	—	NM
Total costs and expenses, net	542	449	(21)	1,059	865	(22)
Operating Profit	$311	$262	19	$591	$502	18

Company restaurant margin %[1]	25.9%	24.3%	1.6 ppts.	24.8%	23.4%	1.4 ppts.

Operating margin	36.4%	36.8%	(0.4) ppts.	35.8%	36.7%	(0.9) ppts.

See accompanying notes.

1See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
PIZZA HUT DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	6/30/26	6/30/25	B/(W)	6/30/26	6/30/25	B/(W)

Company sales	$31	$7	348	$63	$10	505
Franchise and property revenues	143	147	(3)	285	290	(2)
Franchise contributions for advertising and other services	80	85	(6)	159	169	(6)
Total revenues	254	239	6	507	470	8

Company restaurant expenses	30	7	(311)	62	11	(457)
General and administrative expenses	56	54	(5)	116	109	(6)
Franchise and property expenses	13	10	(29)	31	21	(44)
Franchise advertising and other services expense	87	90	3	171	179	5
Other (income) expense	(3)	(3)	NM	(6)	(5)	NM
Total costs and expenses, net	184	159	(16)	373	315	(18)
Operating Profit	$70	$80	(12)	$135	$155	(13)

Company restaurant margin %[1]	2.2%	(6.6)%	8.8 ppts.	2.0%	(6.4)%	8.4 ppts.

Operating margin	27.6%	33.5%	(5.9) ppts.	26.5%	32.9%	(6.4) ppts.

See accompanying notes.

1See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
Condensed Consolidated Balance Sheets
(amounts in millions)
(unaudited)

	6/30/26	12/31/25
ASSETS
Current Assets
Cash and cash equivalents	$674	$709
Accounts and notes receivable, less allowance: $45 in 2026 and $60 in 2025	623	841
Prepaid expenses and other current assets	498	489
Assets held for sale	746	1
Total Current Assets	2,541	2,040

Property, plant and equipment, net of accumulated depreciation of $1,495 in 2026
and $1,485 in 2025	1,614	1,605
Goodwill	716	969
Intangible assets, net	807	909
Other assets	1,629	1,708
Deferred income taxes	1,373	965
Total Assets	$8,682	$8,197

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Accounts payable and other current liabilities	$1,191	$1,433
Income taxes payable	26	46
Short-term borrowings	2,813	38
Liabilities held for sale	262	—
Total Current Liabilities	4,292	1,516

Long-term debt	9,462	11,872
Other liabilities and deferred credits	2,035	2,133
Total Liabilities	15,789	15,521

Shareholders' Deficit
Common Stock, no par value, 750 shares authorized; 273 shares issued in 2026 and 277 shares issued in 2025	—	—
Accumulated deficit	(6,809)	(7,014)
Accumulated other comprehensive loss	(298)	(311)
Total Shareholders' Deficit	(7,107)	(7,325)
Total Liabilities and Shareholders' Deficit	$8,682	$8,197
 See accompanying notes.

YUM! Brands, Inc.
Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

	Year to date
	6/30/26	6/30/25
Cash Flows - Operating Activities
Net Income	$1,285	$628
Depreciation and amortization	119	89
Refranchising (gain) loss	(2)	(16)
Deferred income taxes	(411)	12
Share-based compensation expense	35	37
Changes in accounts and notes receivable	16	34
Changes in prepaid expenses and other current assets	(43)	(47)
Changes in accounts payable and other current liabilities	(71)	(42)
Changes in income taxes payable	(17)	21
Other, net	12	134
Net Cash Provided by Operating Activities	923	850

Cash Flows - Investing Activities
Capital spending	(175)	(142)
Acquisition of franchise restaurants	(5)	(98)
Proceeds from refranchising of restaurants	1	32
Maturities (purchases) of Short term investments, net	—	91
Other, net	10	(13)
Net Cash Used in Investing Activities	(169)	(130)

Cash Flows - Financing Activities
Repayments of long-term debt	(14)	(12)
Revolving credit facilities, three months or less, net	375	50
Repurchase shares of Common Stock	(674)	(338)
Dividends paid on Common Stock	(413)	(395)
Other, net	(31)	(46)
Net Cash Used in Financing Activities	(757)	(741)
Effect of Exchange Rate on Cash and Cash Equivalents	(4)	31
Less: Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents Classified within Assets held for sale	(32)	—
Net (Decrease) Increase in Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents	(39)	11
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - Beginning of Period	923	807
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - End of Period	$884	$818

See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with Generally Accepted Accounting Principles in the United States of America ("GAAP"), the Company provides the following non-GAAP measurements.

•Diluted Earnings Per Share ("EPS") excluding Special Items (as defined below);
•Effective Tax Rate excluding Special Items;
•Core Operating Profit. Core Operating Profit excludes Special Items and foreign currency translation (“F/X”) and we use Core Operating Profit for the purposes of evaluating performance internally;
•Net Income, excluding Special Items;
•Company restaurant profit and Company restaurant margin as a percentage of sales (as defined below).

These non-GAAP measurements are not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the Company believes that the presentation of these non-GAAP measurements provide additional information to investors to facilitate the comparison of past and present operations.

Special Items are not included in any of our Division segment results as the Company does not believe they are indicative of our ongoing operations due to their size and/or nature. Our chief operating decision maker does not consider the impact of Special Items when assessing segment performance. The Special Items are described in (a) - (e) in the accompanying notes.

Company restaurant profit is defined as Company sales less Company restaurant expenses, both of which appear on the face of our Condensed Consolidated Statements of Income. Company restaurant expenses include those expenses incurred directly by our Company-owned restaurants in generating Company sales, including cost of food and paper, cost of restaurant-level labor, rent, depreciation and amortization of restaurant-level assets and advertising expenses incurred by and on behalf of that Company restaurant. Company restaurant margin as a percentage of sales ("Company restaurant margin %") is defined as Company restaurant profit divided by Company sales. We use Company restaurant profit for the purposes of internally evaluating the performance of our Company-owned restaurants and we believe Company restaurant profit provides useful information to investors as to the profitability of our Company-owned restaurants. In calculating Company restaurant profit, the Company excludes revenues and expenses directly associated with our franchise operations as well as non-restaurant-level costs included in General and administrative expenses, some of which may support Company-owned restaurant operations. The Company also excludes restaurant-level asset impairment and closures expenses, which have historically not been significant, from the determination of Company restaurant profit as such expenses are not believed to be indicative of ongoing operations. Further, while we generally include depreciation and amortization of restaurant-level assets within Divisional Company restaurant expenses used to derive Divisional Company restaurant profit, we record amortization of reacquired franchise rights arising from acquisition accounting within Corporate and Unallocated Company restaurant expenses as such amortization is not believed to be indicative of ongoing Divisional results as well as to enhance the comparability of acquired stores' margins with those of existing restaurants. Company restaurant profit and Company restaurant margin % as presented may not be comparable to other similarly titled measures of other companies in the industry.

Certain non-GAAP measurements are presented excluding the impact of F/X. These amounts are derived by translating current year results at prior year average exchange rates. We believe the elimination of the F/X impact provides better year-to-year comparability without the distortion of foreign currency fluctuations.

	Quarter ended		Year to date
	6/30/26	6/30/25	6/30/26	6/30/25
Reconciliation of GAAP Operating Profit to Core Operating Profit

Consolidated
GAAP Operating Profit	$655	$622	$1,299	$1,170
Detail of Special Items:
Charges associated with Pizza Hut Strategic Options Review (a)	44	—	81	—
Charges associated with Brand HQ Consolidation (b)	—	10	1	17
Charges associated with Resource Optimization	—	14	—	32
Income from Litigation Settlement(c)	—	—	(44)	—
German acquisition and Turkey termination-related costs(d)	—	5	—	7
Special Items Expense - Operating Profit	44	28	38	55
Positive Foreign Currency Impact on Division Operating Profit	(16)	N/A	(41)	N/A
Core Operating Profit	$683	$650	$1,296	$1,225

Special Items as shown above were recorded to the financial statement line items identified below.

	Quarter ended		Year to date
	6/30/26	6/30/25	6/30/26	6/30/25
Condensed Consolidated Summary of Results Line Item
Decrease in Franchise and property revenues	$—	$—	$—	$1
Increase in General and administrative expenses	44	28	82	56
Increase in Other income	—	—	(44)	(2)
Special Items Expense - Operating Profit	$44	$28	$38	$55

KFC Division
GAAP Operating Profit	$410	$363	$793	$694
Negative (Positive) Foreign Currency Impact	(14)	N/A	(37)	N/A
Core Operating Profit	$395	$363	$756	$694

Taco Bell Division
GAAP Operating Profit	$311	$262	$591	$502
Negative (Positive) Foreign Currency Impact	—	N/A	(1)	N/A
Core Operating Profit	$310	$262	$590	$502

Pizza Hut Division
GAAP Operating Profit	$70	$80	$135	$155
Negative (Positive) Foreign Currency Impact	(2)	N/A	(4)	N/A
Core Operating Profit	$69	$80	$131	$155

Habit Burger & Grill Division
GAAP Operating Profit (Loss)	$(4)	$3	$(11)	$2
Negative (Positive) Foreign Currency Impact	—	N/A	—	N/A
Core Operating Profit (Loss)	$(4)	$3	$(11)	$2

Reconciliation of GAAP Net Income to Net Income excluding Special Items
GAAP Net Income	$853	$374	$1,285	$628
Special Items Expense - Operating Profit	44	28	38	55
Special Items Tax (Benefit) Expense(e)	(449)	3	(456)	88
Net Income excluding Special Items	$449	$405	$867	$771

Reconciliation of Diluted EPS to Diluted EPS excluding Special Items
Diluted EPS	$3.08	$1.33	$4.62	$2.23
Less Special Items Diluted EPS	1.46	(0.11)	1.50	(0.51)
Diluted EPS excluding Special Items	$1.62	$1.44	$3.12	$2.74

Reconciliation of GAAP Effective Tax Rate to Effective Tax Rate excluding Special Items
GAAP Effective Tax Rate	(60.1)%	25.1%	(22.5)%	32.4%
Impact on Tax Rate as a result of Special Items	(82.4)%	1.9%	(42.8)%	10.8%
Effective Tax Rate excluding Special Items	22.3%	23.2%	20.3%	21.6%

Reconciliation of GAAP Operating Profit to Company Restaurant Profit
	Quarter ended 6/30/2026
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger & Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$410	$311	$70	$(4)	$(132)	$655
Less:
Franchise and property revenues	477	271	143	3	—	895
Franchise contributions for advertising and other services	172	185	80	1	—	438
Add:
General and administrative expenses	88	53	56	12	114	324
Franchise and property expenses	18	9	13	1	—	41
Franchise advertising and other services expense	169	187	87	1	—	444
Refranchising (gain) loss	—	—	—	—	(1)	(1)
Other (income) expense	(2)	(1)	(3)	6	6	6
Company restaurant profit (loss)	$33	$103	$1	$13	$(13)	$137
Company sales	$275	$396	$31	$135	$—	$837
Company restaurant margin %	12.0%	25.9%	2.2%	9.8%	N/A	16.3%

	Quarter ended 6/30/2025
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger & Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$363	$262	$80	$3	$(85)	$622
Less:
Franchise and property revenues	437	248	147	3	—	835
Franchise contributions for advertising and other services	167	176	85	1	—	428
Add:
General and administrative expenses	89	49	54	13	97	302
Franchise and property expenses	20	7	10	1	—	39
Franchise advertising and other services expense	162	176	90	1	—	428
Refranchising (gain) loss	—	—	—	—	(11)	(11)
Other (income) expense	—	—	(3)	—	(4)	(7)
Company restaurant profit (loss)	$30	$70	$—	$14	$(4)	$109
Company sales	$245	$287	$7	$130	$—	$669
Company restaurant margin %	12.1%	24.3%	(6.6)%	10.7%	N/A	16.3%

	Year to Date 6/30/2026
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger & Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$793	$591	$135	$(11)	$(209)	$1,299
Less:
Franchise and property revenues	938	522	285	6	—	1,751
Franchise contributions for advertising and other services	334	360	159	2	—	856
Add:
General and administrative expenses	174	106	116	25	225	646
Franchise and property expenses	37	15	31	2	—	85
Franchise advertising and other services expense	329	361	171	2	—	863
Refranchising (gain) loss	—	—	—	—	(2)	(2)
Other (income) expense	(2)	—	(6)	8	(39)	(39)
Company restaurant profit (loss)	$59	$191	$1	$18	$(25)	$244
Company sales	$530	$768	$63	$260	$—	$1,622
Company restaurant margin %	11.2%	24.8%	2.0%	6.9%	N/A	15.0%

	Year to Date 6/30/2025
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger & Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$694	$502	$155	$2	$(183)	$1,170
Less:
Franchise and property revenues	844	482	290	5	(1)	1,620
Franchise contributions for advertising and other services	316	336	169	1	—	823
Add:
General and administrative expenses	169	98	109	26	202	604
Franchise and property expenses	36	13	21	2	—	73
Franchise advertising and other services expense	311	333	179	1	—	824
Refranchising (gain) loss	—	—	—	—	(16)	(16)
Other (income) expense	—	—	(5)	—	(10)	(15)
Company restaurant profit (loss)	$50	$129	$(1)	$25	$(7)	$196
Company sales	$461	$550	$10	$255	$—	$1,277
Company restaurant margin %	10.8%	23.4%	(6.4)%	9.6%	N/A	15.3%

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter ended 6/30/2026	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger & Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$924	$853	$254	$139	$—	$2,169

Company restaurant expenses	242	294	30	121	13	700
General and administrative expenses	88	53	56	12	114	324
Franchise and property expenses	18	9	13	1	—	41
Franchise advertising and other services expense	169	187	87	1	—	444
Refranchising (gain) loss	—	—	—	—	(1)	(1)
Other (income) expense	(2)	(1)	(3)	6	6	6
Total costs and expenses, net	514	542	184	142	132	1,514
Operating Profit (Loss)	$410	$311	$70	$(4)	$(132)	$655

Quarter ended 6/30/2025	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger & Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$849	$711	$239	$134	$—	$1,933

Company restaurant expenses	216	217	7	116	4	560
General and administrative expenses	89	49	54	13	97	302
Franchise and property expenses	20	7	10	1	—	39
Franchise advertising and other services expense	162	176	90	1	—	428
Refranchising (gain) loss	—	—	—	—	(11)	(11)
Other (income) expense	—	—	(3)	—	(4)	(7)
Total costs and expenses, net	487	449	159	131	85	1,311
Operating Profit (Loss)	$363	$262	$80	$3	$(85)	$622

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Year to Date 6/30/2026	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger & Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$1,802	$1,650	$507	$269	$—	$4,228

Company restaurant expenses	471	578	62	242	25	1,378
General and administrative expenses	174	106	116	25	225	646
Franchise and property expenses	37	15	31	2	—	85
Franchise advertising and other services expense	329	361	171	2	—	863
Refranchising (gain) loss	—	—	—	—	(2)	(2)
Other (income) expense	(2)	—	(6)	8	(39)	(39)
Total costs and expenses, net	1,010	1,059	373	280	209	2,930
Operating Profit (Loss)	$793	$591	$135	$(11)	$(209)	$1,299

Year to Date 6/30/2025	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger & Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$1,622	$1,368	$470	$262	$(1)	$3,720

Company restaurant expenses	411	421	11	230	7	1,081
General and administrative expenses	169	98	109	26	202	604
Franchise and property expenses	36	13	21	2	—	73
Franchise advertising and other services expense	311	333	179	1	—	824
Refranchising (gain) loss	—	—	—	—	(16)	(16)
Other (income) expense	—	—	(5)	—	(10)	(15)
Total costs and expenses, net	928	865	315	260	182	2,550
Operating Profit (Loss)	$694	$502	$155	$2	$(183)	$1,170

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

Notes to the Condensed Consolidated Summary of Results, Condensed Consolidated Balance Sheets
and Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

Amounts presented as of and for the quarters and years to date ended June 30, 2026 and 2025 are preliminary.

Certain General and administrative expenses allocations between KFC Division and Corporate and Unallocated for the prior periods have been restated to be comparable with the allocations for the quarter and year to date ended June 30, 2026.

We have classified certain assets and liabilities as held for sale at June 30, 2026 given the definitive agreements to sell Pizza Hut that were entered into during the quarter ended June 30, 2026.

(a)In 2025, we began a review of strategic options for the Pizza Hut brand. During the quarter and year to date ended June 30, 2026, we recorded charges of approximately $44 million and $81 million, respectively, to Corporate and unallocated General and administrative expenses, which primarily included third-party advising costs associated with this strategic options review. Given the significance of the costs expected to be incurred through the course of this strategic options review, we have reflected such amounts as Special Items.

(b)In 2025, we decided to designate two brand headquarters in the U.S., located in Plano, Texas and Irvine, California, to foster greater collaboration among brands and employees. This involved relocating the KFC U.S. corporate office to the KFC Global headquarters and requiring the majority of our U.S.-based remote employees to relocate to an appropriate headquarter office. We also decided to relocate our YUM Corporate headquarters to a new space in Louisville, Kentucky and accordingly, donated our existing space. Costs incurred to date primarily include severance for the employees who chose not to relocate and consultant fees. As a result of these decisions, we recorded charges of approximately $10 million during the quarter ended June 30, 2025, and approximately $1 million and $17 million for the years to date ended June 30, 2026 and 2025, respectively, to Corporate and unallocated General and administrative expenses. Due to their scope and size, these charges have been reflected as Special Items.

(c)During the quarter ended March 31, 2026, we received approximately $44 million, net of legal expenses, related to a credit card interchange fee litigation settlement in which we were a plaintiff. This settlement was recorded to Unallocated Other (income) expense. Due to the nature and size of the settlement, including the years to which the litigation related, it has been reflected as a Special Item within Other income.

(d)On January 8, 2025, we terminated our franchise agreements with franchisee IS Gida A.S. (IS Gida), the owner and operator of KFC and Pizza Hut restaurants in Turkey and a subsidiary of IS Holding A.S. (IS Holding), after failure by IS Gida to meet our standards. As a result, 283 KFC restaurants and 254 Pizza Hut restaurants in Turkey were closed during the first quarter of 2025. We also re-acquired the master franchise rights in Germany for KFC and Pizza Hut from the owner of IS Holding in December 2024. We recorded charges of $5 million and $7 million during the quarter and year to date ended June 30, 2025, respectively, to Corporate and unallocated General and administrative expenses consisting primarily of severance costs associated with re-acquiring the master franchise rights in Germany. Consistent with prior charges related to the matter, these charges have been reflected as Special Items.

(e)The below table includes the detail of Special Items Tax (Benefit) Expense:

	Quarter ended		Year to date
	6/30/26	6/30/25	6/30/26	6/30/25
Tax Expense (Benefit) on Special Items Expense - Operating Profit	$(11)	$(7)	$(9)	$(14)
Tax (Benefit) - Income tax impacts from planned sale of Pizza Hut	(359)	—	(359)	—
Tax (Benefit) - Intra-entity transfers and valuations of intellectual property	(79)	—	(101)	—
Tax Expense - Other Income tax impacts recorded as Special	—	—	13	—
Tax Expense - Foreign tax reserve	—	10	—	102
Special Items Tax (Benefit) Expense	$(449)	$3	$(456)	$88

Tax Expense (Benefit) on Special Items Expense - Operating Profit was determined by assessing the tax impact of each individual component within Special Items based upon the nature of the item and jurisdictional tax law.

Tax (Benefit) – Income tax impacts from the planned sale of Pizza Hut in the quarter and year to date ended June 30, 2026, reflects a $359 million net deferred tax benefit recorded upon the recognition of certain tax basis in entities expected to be sold. Such recognition was triggered upon entering into definitive agreements during the quarter ended June 30, 2026 to sell Pizza Hut. The Pizza Hut sales are expected to close at significant book gains in the quarter ended September 30, 2026 resulting in the utilization of these deferred tax benefits.

Tax (Benefit) - Intra-entity transfers and valuations of intellectual property in the quarter and year to date ended June 30, 2026, reflects tax benefits of $91 million and $113 million, respectively, resulting from an internal reorganization to consolidate the Pizza Hut legal entities and assets into two isolated ownership structures by aligning the legal ownership, simplifying the organizational footprint and consolidating the Pizza Hut domestic and international businesses. As part of this reorganization, certain Pizza Hut intellectual property ("IP") rights from subsidiaries in the U.S. were transferred to international subsidiaries resulting in a step-up in amortizable tax basis of those IP rights. This reorganization began in the fourth quarter of 2025 in connection with our Pizza Hut strategic options review.

Additionally, Intra-entity transfers and valuations of intellectual property in the quarter and year to date ended June 30, 2026, includes $12 million of tax expense representing an adjustment to the valuation allowance on tax credits previously granted by local Swiss tax authorities in connection with transferred IP rights in Switzerland. Previously recorded impacts associated with this IP transfer were recorded as Special Items.

Tax Expense - Other Income tax impacts recorded as Special in the year to date ended June 30, 2026, includes a $13 million adjustment to tax expense associated with our decision to exit Russia. Consistent with previously recorded impacts associated with our decision to exit Russia, this adjustment was recorded as a Special Item.

Tax Expense - Foreign tax reserve in the quarter and year to date ended June 30, 2025, is associated with a reserve, and the related ongoing foreign exchange and inflationary adjustments, associated with a change in management's judgment around a Mexican subsidiary's ability to utilize losses to offset recapture gains triggered by a historical tax deconsolidation in Mexico. This expense was reflected as a Special Item due to its size and the time elapsed since the years to which the reserve relates.